UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):    March 17, 2009

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 17, 2009, Robert M. Chiste, Chairman, President and Chief Executive Officer of Comverge, Inc. entered into a pre-arranged stock trading plan to sell a limited amount of his shares of Comverge common stock for personal financial management purposes. Mr. Chiste’s trading plan is designed to comply with Comverge’s insider trading policy and Rule 10b5-1 as promulgated under the Securities Exchange Act of 1934, as amended. Rule 10b5-1 allows corporate insiders to adopt written, pre-arranged stock trading plans for the orderly purchase or sale of predetermined amounts of securities, as long as the plan is adopted at a time when the insider is not in possession of material non-public information.

Under Mr. Chiste’s trading plan, a broker-dealer is authorized to sell up to a specified number of shares of Comverge common stock that Mr. Chiste owns pursuant to certain terms and conditions, including sale price thresholds ranging from $12 to $22. Assuming these conditions are met, sales under the trading plan may commence on or about May 25, 2009 and the plan allows for the sale of a maximum of 200,000 shares. Mr. Chiste currently owns approximately 917,174 shares of Comverge common stock, including shares issuable upon exercise of options that are or will become exercisable within 60 days. Mr. Chiste’s trading plan will terminate upon the earlier of the sale of the maximum number of shares allowed under the plan or November 25, 2010. Transactions made under the trading plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By: /s/ Michael Picchi

Name: Michael Picchi

Title: Chief Financial Officer

Dated: March 20, 2009